Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 9, 2014 by and among Investcorp International Ltd., a corporation organized under the laws of England and Wales (“IIL”), Investcorp S.A., a corporation organized under the laws of the Cayman Islands (“Investcorp S.A.”), SIPCO Limited, a corporation organized under the laws of the Cayman Islands (“SIPCO”) and Investcorp Technology Ventures, L.P., a limited partnership organized under the laws of the Cayman Islands (“Investcorp Technology Ventures”, and together with IIL, Investcorp S.A. and SIPCO, the “Sellers”) and Wireless Telecom Group, Inc., a corporation organized under the laws of the State of New Jersey (the “Purchaser”).

RECITALS

WHEREAS, after due consideration, all of the members of the Board of Directors of the Purchaser that are not designees of the Sellers (the “Disinterested Directors”) and the Audit Committee of the Board of Directors of the Purchaser (the “Audit Committee”) have approved the Repurchase Transaction (as defined below) pursuant to which the Sellers will sell and the Purchaser shall acquire shares of common stock, par value $0.01 per share, of the Purchaser (“Common Shares”) held by the Sellers; and

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, a total of 4,815,110 Common Shares held by the Sellers on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”); and

WHEREAS, the Sellers desires to sell to Horton Capital Partners Fund, L.P. and Cheswold (Horton), LLC, and/or their respective affiliates, all of the remaining 1,657,556 Common Shares held by the Sellers (the “HH Transaction”) prior to or simultaneously with the closing of the Repurchase Transaction, so that immediately following the Repurchase Transaction and the HH Transaction the Sellers shall no longer hold any Common Shares, other securities of the Purchaser or any rights to acquire any securities of the Purchaser;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I
SALE AND PURCHASE

Section 1.1 Purchase. Subject to the terms and conditions of this Agreement, on the date of this Agreement or such other date as may be agreed by each of the parties in writing (the “Closing Date”), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, a total of 4,815,110 Common Shares (the “Purchased Securities”), which shares shall be allocated between the Sellers as set forth on Exhibit A attached hereto. The purchase price for the Purchased Securities shall be $2.00 per share, resulting in a total purchase price of $9,630,220 (the “Purchase Price”).

Section 1.2 Closing. On the Closing Date, each of the Sellers shall deliver or cause to be delivered to the Purchaser all of the Sellers’ right, title and interest in and to the Purchased Securities by delivery of one or more certificates evidencing the Purchased Securities being repurchased, endorsed to the Purchaser or accompanied by duly executed stock powers in the form attached hereto as Exhibit B and any other instrument of assignment deemed necessary or appropriate by the Purchaser or its transfer agent. On the Closing Date, upon confirmation that the Purchased Securities have been delivered to the Purchaser, the Purchaser shall pay to the Sellers the Purchase Price by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by the Sellers to the Purchaser.

Section 1.3 Condition to Closing. The obligation of any party to proceed with the closing contemplated hereby shall be expressly conditioned on (i) the absence of any judgment, injunction, judicial order or decree binding upon a party hereto that would prohibit such party from consummating the transactions contemplated hereby or any pending action, suit or proceeding which challenges the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, provided that a failure of this condition shall not be asserted by a party if such failure is the direct or indirect result of such party’s breach of any representation or warranty contained in Article II or Article III, as applicable; (ii) the representations and warranties made by each party in this Agreement being true and correct when made and as of the Closing Date; (iii) every covenant, agreement and condition contained in this Agreement being performed or complied with by the respective parties on or prior to the Closing Date; (iv) the resignation of each of Glenn Luk and Anand Radhakrishnan as a director of the Purchaser (including, in the case of Mr. Luk, his resignation as Chairman of the Board of the Purchaser), and the delivery by the Sellers of letters of resignation executed by each of such individuals effectuating such resignations and agreeing to be bound by the terms of Sections 4.1 and 4.2 of this Agreement, effective as of the Closing Date; (v) the vesting on the Closing Date of 10/12th of the restricted stock awarded to Messrs. Luk and Radhakrishnan; (vi) the delivery of each of Messrs. Luk and Radhakrishnan of 180-day lock-up agreements, in form satisfactory to the Purchaser, on or prior to the Closing Date; (vii) the delivery by Horton Capital Partners Fund, L.P. and Cheswold (Horton), LLC to the Purchaser of a duly executed confidentiality agreement, in form satisfactory to the Purchaser, on or prior to the Closing Date; and (viii) the closing of the HH Transaction prior to or simultaneously with the Repurchase Transaction. The parties agree to timely take such steps as reasonably required by the transfer agent of the Purchaser to effectuate the Repurchase Transaction.

Section 1.4 Termination of Other Agreements. The Sellers jointly and severally hereby agree that, to the extent not previously terminated, any agreements, contracts or other obligations by and between any of the Sellers and the Purchaser (except as set forth in this Agreement), including rights thereunder, are hereby terminated, effective as of the date hereof, as such agreements relate to any of the Sellers, including without limitation each of the following agreements: the Amended and Restated Stock Purchase Agreement, dated as of March 29, 2005, among the Purchaser, Willtek Communications GmbH, Investcorp Technology Ventures, L.P., and Damany Holding GmbH; the Amended and Restated Loan Agreement, dated March 29, 2005, by and among Investcorp Technology Ventures, L.P., Willtek Communications GmbH and Purchaser; and the Shareholders’ Agreement, dated as of July 1, 2005, among Wireless Telecom Group, Inc., Investcorp Technology Ventures, L.P. and Damany Holding GmbH. In furtherance of the foregoing, from and after the date hereof, each of such agreements shall be of no further force or effect (as between any of the Sellers and the Purchaser), the Purchaser shall not have any further obligations to any of the Sellers, and the Sellers (and any affiliate of any of the Sellers) shall not have any rights under any such agreements.

Article II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers jointly and severally hereby make the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 2.1 Existence and Power.

(a) Each of the Sellers has been duly formed, is existing and in good standing under the laws of the Cayman Islands and has the power, authority and capacity to execute and deliver this Agreement, to perform the obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 or Regulation 13D under the Securities Exchange Act of 1934, as amended) filing by any of the Sellers with any governmental authority or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over any of the Sellers; and (ii) do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of any of the Sellers or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which any of the Sellers is a party, (B) any of the Sellers’ organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by each of the Sellers and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against the Sellers in accordance with its terms. Each of the Sellers has duly taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Sellers is authorized to sell, assign, transfer, convey and deliver the Purchased Securities in the Repurchase Transaction and upon completion of the Repurchase Transaction, the Purchaser will receive good and marketable title to the Purchased Securities, free and clear of any encumbrance, lien, claim, charge, security interest, or other interests.

Section 2.3 Title to Purchased Securities. Each of the Sellers have good and valid title to the Purchased Securities free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and have not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Purchased Securities or their ownership rights in such Purchased Securities or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Purchased Securities.

Section 2.4 No Other Rights. Except with respect to the 1,657,556 Common Shares to be acquired by Horton Capital Partners Fund, L.P. and Cheswold (Horton), LLC pursuant to the HH Transaction immediately prior to or simultaneously with the closing contemplated hereunder, the Purchased Securities represent all of the securities of the Purchaser owned by the Sellers. The Sellers acknowledge and agree that they do not have any rights to acquire any securities of the Purchaser.

Section 2.5 Sophistication of the Seller. Each of the Sellers acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction. Each of the Sellers has such knowledge and experience in financial and business matters and in making investment decisions of this type that each is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. Each of the Sellers is consummating the Repurchase Transaction with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks. Each of the Sellers and/or such Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Purchased Securities and the Purchaser and all such questions have been answered to each of the Seller’s full satisfaction. Each of the Sellers acknowledges that two representatives of the Sellers have served on the Board of Directors of the Purchaser. None of the Sellers is relying on the Purchaser with respect to the tax and other economic considerations of the Repurchase Transaction, and each of the Sellers understands that nothing in this Agreement or any materials presented to the Sellers in connection with the Repurchase Transaction constitutes legal, tax or investment advice. Each of the Sellers have made its own decision to consummate the Repurchase Transaction based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary and without reliance on any representation or warranty of, or advice from, the Buyer. Each of the Sellers acknowledges that each such Seller shall be responsible for such Seller’s own tax liability that may arise as a result of its sale of the Common Shares to the Purchaser.

Section 2.6 Purchaser’s Securities and Exchange Commission Filings. Each of the Sellers has received and carefully reviewed the Annual Report of the Purchaser on Form 10-K for the fiscal year ended December 31, 2013 and all subsequent public filings of the Purchaser with the Securities and Exchange Commission, other publicly available information regarding the Purchaser, and such other information that each such Seller and such Seller’s advisers deem necessary to make its decision to enter into the Repurchase Transaction.

Section 2.7 Material Nonpublic Information. The Sellers jointly and severally acknowledge and agree that each of Messrs. Luk and Radhakrishnan have served as representatives of the Sellers on the Board of Directors of the Purchaser and, as a result thereof, have been in possession of material nonpublic information regarding the Purchaser from time-to-time. Notwithstanding the foregoing, each of the Sellers acknowledges and understands that

Purchaser and its affiliates may possess material nonpublic information not known to the Sellers that may impact the value of the Purchased Securities (the “Information”) that Purchaser is unable to disclose to the Sellers. Each of the Sellers understands, based on such Seller’s experience, the disadvantage to which such Seller is subject due to the disparity of information between the Purchaser and such Seller. Notwithstanding this, each of the Sellers has deemed it appropriate to engage in the Repurchase Transaction. Further, each of the Sellers agrees that Purchaser and its affiliates, principals and agents shall have no liability to any of the Sellers or the officers, directors, managers, general partners and/or limited partners, as applicable, of each of the Sellers, whatsoever due to or in connection with the Purchaser’s use or non-disclosure of the Information or otherwise as a result of the Repurchase Transaction contemplated hereby, and each of the Sellers hereby irrevocably waives any claim that it might have based on the failure of the Purchaser to disclose the Information.

Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to each of the Sellers, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 3.1 Existence and Power.

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) do not require, except as have been obtained prior to the date hereof, the consent, approval, authorization, order, registration or qualification of, or (except disclosure required by the Securities Exchange Act of 1934, as amended, including a Current Report on Form 8-K disclosing the Repurchase Transaction) filing with, any governmental or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Purchaser or any of its subsidiaries; and (ii) except as would not have an adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Purchaser, any of the Purchaser’s subsidiaries or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser or any of its subsidiaries is a party, (B) the Purchaser’s or any of its subsidiaries’ organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by each of the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. This Agreement and the purchase of the Purchased Securities contemplated hereby have been approved by the Audit Committee, which has been duly authorized to so act and each member of which is disinterested with respect to this Agreement and the transactions contemplated hereby. The Purchaser has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.3 Sophistication of the Purchaser. The Purchaser acknowledges and agrees that, except as set forth in this Agreement, each of the Sellers is not making any express or implied warranties in connection with the Repurchase Transaction. The Purchaser has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. The Purchaser and/or the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of each of the Sellers concerning the Purchased Securities and each of the Sellers and all such questions have been answered to the Purchaser’s full satisfaction. The Purchaser is not relying on any of the Sellers with respect to the tax and other economic considerations of the Repurchase Transaction, and the Purchaser has relied on the advice of, or has consulted with, the Purchaser’s own advisors.

Article IV

SELLERS’ ADDITIONAL COVENANTS

Section 4.1 Standstill Provision. Commencing on the Closing Date, each of the Sellers shall not, nor shall any of the Sellers’ subsidiaries or other affiliates, in any manner, directly or indirectly, acting alone or in concert with others, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or intentionally participate in or in any way intentionally assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of any securities or assets of the Purchaser or any of its affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Purchaser or any of its subsidiaries; (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Purchaser; or (iv) any action that might require the Purchaser to make an announcement regarding any of the types of matters set forth above. In addition, neither any of the Sellers, nor any of the Sellers’ subsidiaries or other affiliates, shall in any manner, directly or indirectly, acting alone or in concert with others, engage in short selling activities with respect to securities of the Purchaser. The provisions of this paragraph will not prohibit the Repurchase Transaction or the HH Transaction.

Section 4.2 Purchaser’s Board of Directors. Each of the Sellers acknowledges and agrees that the Sellers shall not be entitled to nominate and shall not nominate or cause to be nominated (either directly or indirectly) any individual for election to the Purchaser’s board of directors at any meeting of the shareholders of the Purchaser (or by written consent or any other form of action).

Article V
MISCELLANEOUS PROVISIONS

Section 5.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

If to the Purchaser, to:

Wireless Telecom Group, Inc.
25 Eastmans Road
Parsippany, New Jersey 07054
Attn: Chief Executive Officer

with a copy to:

Reed Smith, LLP
599 Lexington Avenue
22nd Floor
New York, New York 10022
Attn: Gerard S. DiFiore

if to the Sellers, to:

Investcorp Technology Ventures, L.P.
c/o Investcorp International Inc.
280 Park Avenue, 36th floor West
New York, New York 10017
Attn: Anand Radhakrishnan

Section 5.2 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior written and contemporaneous oral agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.5 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New Jersey, without giving effect to principles of conflicts of laws. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 5.6 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 5.7 Waiver; Consent. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 5.8 No Broker. No party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 5.9 Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

Section 5.10 Costs and Expenses. Each party hereto shall each pay its own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 5.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 5.12 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 5.13 Captions. The article and section captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law or obligations pursuant to any listing agreement with any securities exchange or the requirements of any self-regulatory organization, each of the parties hereto will cooperate with each other party in the development and dissemination of all public news releases and other public information containing disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement. In addition to disclosure required by law or obligations pursuant to any listing agreement with any securities exchange or the requirements of any self-regulatory organization, the parties acknowledge and agree that the Purchaser will announce the Repurchase Transaction no later than four business days following the Closing Date pursuant to a press release in a form reasonably satisfactory to the parties.

Section 5.15 Specific Performance. The parties acknowledge and agree that a party could not be made whole by monetary damages in the event that any of the provisions of this Agreement are not performed by each other party in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that, in any such event, the parties shall be entitled to seek an injunction or injunctions to specifically enforce the terms and provisions hereof in an action instituted in any court of the State of New Jersey having subject matter jurisdiction in respect thereof, and the parties further hereby agree to waive any requirement for the securing or posting of a bond in connection with the obtaining of such injunctive or other equitable relief.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE PURCHASER: WIRELESS TELECOM GROUP, INC.

By:	/s/ Paul Genova
Name: Paul Genova
Title: CEO

THE SELLERS: Investcorp S.A.
By:	/s/ Ebrahim Ebrahim
Name: Ebrahim Ebrahim
Title: Director

SIPCO LIMITED

By:	/s/ Mufeed Rajab
Name: Mufeed Rajab
Title: Authorized Representative

THE SELLERS (CONTINUED): Investcorp Technology Ventures, L.P.

By:	/s/ Ebrahim Ebrahim
Name: Ebrahim Ebrahim
Title: Director

Investcorp International Ltd.

By:	/s/ Stephanie R. Bess
Name: Stephanie R. Bess
Title: Director

Exhibit A

Purchased Securities

Sellers	No. of Shares Sold
Investcorp Technology Ventures, L.P. Investcorp International Ltd.	4,815,110

Exhibit B

Form of Stock Power

See attached.

AMERICAN STOCK
Transfer & Trust Company, LLC
LINK GROUP network

STOCK POWER WITH W-9 FORM

Instructions on reverse-side
Please Print Clearly

For value received, I / we hereby sell, assign and transfer unto:

(1) **New Owner Full Name:** ______________________

New Owner Full Address: ______________________

Substitute Form W-9
Rev. October 2007

Part I: Taxpayer Identification Number (TIN)

Check the appropriate box:

☐ Individual \ Sole Proprietor ☐ Corporation ☐ Partnership ☐ Limited liability ☐ Other:__________ ☐ Exempt Payee

Enter your TIN in the box. The TIN provided must match the name to avoid backup withholding. For individuals, this is your social security number: ☐☐☐ - ☐☐ - ☐☐☐☐

Part II: Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person.

Sign Here: X **Date:**

(2) **Name of Stock to be Transferred:** ______________________

(3)

Number of Certificated shares	Number of Book shares	Number of DRIP Plan shares	Total Number of Shares

(4) **Current Owner Full Name:** ______________________

(5) **held under AST Account #:** ______________ and do hereby irrevocably constitute and appoint American Stock Transfer & Trust Company, LLC ("AST"), attorney to transfer said stock on the books of the corporation with full power of substitution in the premises.

(6) **Date:** ______________ **Daytime Telephone:** ______________

(7) **Signature of current owner & Capacity, if applicable:** X **Signature of current owner & Capacity, if applicable:** X

(8)

Affix Medallion Guarantee Imprint in Box **Affix Medallion Guarantee Imprint in Box**

Note to Guarantor: Numeric code on bottom of the medallion stamp must be legible.

IMPORTANT READ CAREFULLY: The signatures on this form must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any changes whatsoever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Securities Broker / Dealer participating in a Medallion Program approved by the Securities Transfer Association, Inc. Under S.E.C. Regulations, no other form of signature verification can be accepted.

INSTRUCTIONS FOR COMPLETING STOCK POWER

1. Enter full name, account title and complete address of New Owner. The New Owner is to sign the Substitute W-9 form. Failure to complete this W-9 form will result in backup withholding per I.R.S. regulations. If the new account is to be under Joint Tenants, you may use the taxpayers identification number of the first owner named on the account. ***Non-US Taxpayers** must complete a W-8BEN certification form in place of a W-9 form. The W-8BEN form can be obtained from our website, www.amstock.com, or by contacting our Shareholder Services Dept. at the number shown on our letterhead.

   Please use formal names for the account title and do not provide honorary or professional titles. The reference "AND/OR" cannot be used as it does not define ownership.

   NOTE: Please specify how the new account is to be titled:

   - Joint Account ("joint tenants" unless otherwise indicated).
   - Trust, please include name of trustees, trust title and date.
   - Transfer on Death ("TOD"). Only one beneficiary may be named on a TOD account.
   - Custodian Accounts must provide the following information:
     a) Name of the minor and custodian and the State under which the Uniform Gift / Transfer to Minors Act was created.
     b) Social security number of minor.
     c) Address of the custodian.

2. Enter the full name of the Stock to be transferred.

3. Enter the number of certificated, book, and/or DRIP shares to be transferred, including the total number of shares. **Note: When a transfer involves DRIP shares, if the new owner intends to have the shares remain enrolled in the company's reinvestment program, instructions stating this must be included.**

4. Enter the name of current owner as it appears on the books of the company.

5. Enter the AST 10 digit numerical account number which is printed on all account mailings sent to the current owner. This number may also be preprinted on the face of this stock power form and W- 9 form.

6. Enter the date the stock power is executed and daytime telephone number where you can be reached.

7. Affix all signatures of current owners named by signing exactly as the names appear on the stock certificate filed on the books of the company, including your capacity to sign.

8. Eligible Guarantor must affix Medallion Guarantee Imprint in box provided. Please note **all signatures must be medallion guaranteed** by an Eligible Guarantor Institution such as a Commercial Bank, Securities Broker / Dealer who participates in a Medallion Program approved by the Securities Transfer Association, Inc. Under SEC Regulations, no other form of signature verification, such as a notary, can be accepted.

   If transferring shares from a joint tenancy to the surviving tenant's name only; or from a custodial account into the name of the former minor, a medallion guarantee is not required in this instance.

NOTE: If the current owner is not signing this stock power form, the legal representative signing on their behalf must state the capacity in which they are authorized to sign next to their signature. Such capacity as executor or administrator for a deceased owner; power of attorney; heir, and the like, are to be defined and proven to the Guarantor in order to obtain a Medallion Guarantee.

RETURN TO: American Stock Transfer & Trust Company, LLC / Operations Center
Attn.: Transfer Department / 6201-15th Avenue, Brooklyn, NY 11219